UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
  CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 16, 2022
 WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd. Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (757) 627-9088
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WHLR	Nasdaq Capital Market
Series B Convertible Preferred Stock	WHLRP	Nasdaq Capital Market
Series D Cumulative Convertible Preferred Stock	WHLRD	Nasdaq Capital Market
7.00% Senior Subordinated Convertible Notes due 2031	WHLRL	Nasdaq Capital Market

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2022 Annual Meeting was held on June 16, 2022. The voting results for each of the proposals submitted to a vote of the stockholders at the 2022 Annual Meeting are set forth below:

Proposal 1: Election of Directors

Each nominee for director was elected, and the voting results were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michelle D. Bergman	3,169,695	1,793,052	2,898,623
E.J. Borrack	3,178,200	1,784,547	2,898,623
Kerry G. Campbell	3,118,000	1,844,748	2,898,623
Stefani D. Carter	3,169,723	1,793,025	2,898,623
Saverio M. Flemma	3,173,622	1,789,126	2,898,623
Joseph D. Stilwell	3,022,555	1,940,192	2,898,623

Proposal 2: Advisory Vote to Approve Executive Compensation

The Company’s stockholders approved, on an advisory basis, the Company’s named executive officer compensation as described in the Company’s proxy statement, and the voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,289,545	1,645,042	28,160	2,898,623

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders approved the ratification of the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and the voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,047,000	2,806,156	8,214	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: Chief Executive Officer and President
Dated: June 17, 2022